UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 21, 2007

SOUTHERN MISSOURI BANCORP, INC. (Exact name of Registrant as specified in its Charter)
Missouri (State or other jurisdiction of incorporation)	000-23406 (Commission File No.)	43-1665523 (IRS Employer Identification Number)

531 Vine Street, Poplar Bluff, Missouri (Address of principal executive offices)		63901 (Zip Code)

Registrant's telephone number, including area code: (573) 778-1800

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 1 4d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))
Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Next Page

ITEM 8.01 Other Events

             On June 21, 2007, Southern Missouri Bancorp, Inc. (the "Company"), the parent corporation of Southern Missouri Bank and Trust Co., announced its intention to repurchase an additional 110,000 shares of its own common stock, or approximately 5% of its 2.2 million outstanding common shares. The shares will be purchased at prevailing market prices in the open market or in privately negotiated transactions over the next twelve months, subject to availability and general market conditions. Repurchased shares will be held as treasury shares to be used for general corporate purposes.

Next Page

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN MISSOURI BANCORP, INC.

Date: June 21, 2007	By: /s/ Greg A. Steffens Greg A. Steffens President

3

End.